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                                                                 Exhibit 4.16(c)


                                SECOND AMENDMENT
                                     TO THE
                                BELO SAVINGS PLAN
                (AS AMENDED AND RESTATED EFFECTIVE JULY 1, 2000)

         Belo Corp., a Delaware corporation, pursuant to authorization by the Compensation Committee of the Board of Directors, adopts the following amendments to the Belo Savings Plan (the "Plan"), effective as of January 1, 2002, except as otherwise indicated.

         1. The first sentence of Section 1.8 of the Plan is amended in its entirety to read as follows:

                  "Compensation" means the base pay, overtime pay, shift differential pay, premium pay, bonuses (including termination bonuses paid in a lump sum at termination of employment) and commissions paid to an Employee by the Participating Employers for services performed for the Participating Employers, excluding any other form of remuneration.

         2. The third sentence of Section 1.8 of the Plan is amended in its entirety to read as follows:

         The annual Compensation of an Employee taken into account for any purpose will not exceed $200,000 for any Plan Year ending before January 1, 1994, as adjusted in regulations prescribed by the Secretary of the Treasury, and will not exceed $150,000 for any Plan Year beginning after December 31, 1993, and ending before January 1, 2002, as adjusted in regulations prescribed by the Secretary of the Treasury.

         3. Section 1.8 of the Plan is further amended by adding a new fourth sentence, to read as follows:

         The annual Compensation of an Employee taken into account for any purpose will not exceed $200,000 for any Plan Year beginning after December 31, 2001, as adjusted for cost-of-living increases in accordance with Code section 401(a)(17).

         4. Section 1.26 of the Plan is amended in its entirety to read as follows:

                  "Rollover Account" means the Account established for each Participant, the balance of which is attributable to the Participant's rollover contributions made pursuant to Article 3 and earnings and losses of the Trust Fund with respect to such contributions.

         5. The Plan is amended to change all references to the term "Transfer Account" contained therein to "Rollover Account."


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         6. The third sentence of Section 3.1(b) of the Plan ("Modification and
Suspension of Deferral Contributions") is deleted and replaced with the following:

         If a Participant receives a distribution in calendar year 2001 on account of hardship pursuant to Section 6.3, such Participant's Deferral Contributions will automatically be suspended for a six-month period after receipt of the hardship distribution or until January 1, 2002, if later. If a Participant receives a distribution after December 31, 2001, on account of hardship pursuant to Section 6.3, such Participant's Deferral Contributions will automatically be suspended for a six-month period following the date on which such Participant receives the hardship distribution.

         7. Section 3.1(c) of the Plan is amended in its entirety to read as follows:

                  Limitations on Deferral Contributions. The sum of a Participant's Deferral Contributions and his elective deferrals (within the meaning of Code section 402(g)(3)) under any other plans, contracts or arrangements of any Controlled Group Member will not exceed the dollar limitation contained in Code section 402(g) (as such amount is adjusted for cost-of-living increases in the manner described in Code section 415(d)) for any taxable year of the Participant. A Participant's Deferral Contributions will also be subject to the deferral percentage limitation set forth in Section 10.6. In the event a Participant's Deferral Contributions and other elective deferrals (whether or not under a plan, contract or arrangement of a Controlled Group Member) for any taxable year exceed the foregoing dollar limitation, the excess allocated by the Participant to Deferral Contributions (adjusted for Trust Fund earnings and losses in the manner described in Section 10.6(d)) may, in the discretion of the Committee, be distributed to the Participant no later than April 15 following the close of such taxable year. The amount of Deferral Contributions distributed to a Participant for a Plan Year pursuant to this Section will be reduced by any excess Deferral Contributions previously distributed to him pursuant to Section 10.6(c) for the same Plan Year.

         8. The first sentence of Section 3.7 of the Plan ("Rollover and Transfer Contributions") is amended in its entirety to read as follows:

                  Unless otherwise directed to do so by the Committee, the Trustee is authorized to accept (i) any part of the cash or other assets distributed to a Participant from a Qualified Plan, a qualified annuity plan described in Code section 403(a), an annuity contract described in Code section 403(b), an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, or from an individual retirement account or annuity described in Code sections 408(a) or (b) that is eligible to be rolled over and would otherwise be includible in gross income and (ii) a direct transfer of assets to the Plan on behalf of a Participant from the trustee or other funding agent of a Qualified Plan.

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         9. Section 4.4(b)(ii) of the Plan ("Special Rule for Deferral
Contributions to Purchase Company Stock") is amended in its entirety, effective as of December 31, 2000, to read as follows:

                  (ii) Special Rule for Purchases of Company Stock. Amounts that are to be invested in Series A Common Stock of the Company will be invested by the Trustee in short-term interest-bearing instruments pending the purchase of such Company Stock with such amounts. Interest earned on such amounts will be accumulated until allocated to Participants' Accounts in the manner provided in this paragraph. As soon as practicable after the last day of each calendar quarter, the Trustee will purchase additional shares of Series A Common Stock of the Company with accumulated interest, and the additional shares of Series A Common Stock of the Company will be credited to each Participant's Account by the Committee as net income of the Trust Fund, in a uniform and nondiscriminatory manner, based on the ratio that the amount of each eligible Participant's Account that is invested in Series A Common Stock of the Company as of the last day of such calendar quarter bears to the total amount of all eligible Participants' Accounts that are invested in Series A Common Stock of the Company as of the last day of such calendar quarter. For purposes of this paragraph, an "eligible Participant" with respect to a calendar quarter is a Participant who is an Employee on the last day of the calendar quarter and who has invested a portion of his Account in Series A Common Stock of the Company as of the last day of the calendar quarter.

         10. Section 6.1(c) of the Plan is amended, effective as of December 3, 2001, to read as follows:

                  Form of Distributions after March 31, 2001. Distributions made after March 31, 2001, will be in the form of a single lump sum payment, except as hereinafter provided. A Participant whose account balance in the King Broadcasting Company Retirement Plan or the Colony Communications, Inc. Retirement Plan was transferred to the Plan effective December 3, 2001, may elect prior to December 31, 2001, to receive a distribution of that portion of his Account attributable to the Participant's transferred account balance in any optional form of benefit available under such predecessor plan.

         11. Section 6.1(d) of the Plan ("Participants' Consent to Certain Payments") is amended by adding a new second sentence, to read as follows:

         For purposes of the preceding sentence, the value of a Participant's vested Account balances will be determined without regard to that portion that is attributable to his Rollover Account.

         12. The first sentence of Section 6.3(a) of the Plan ("General Rules") is amended in its entirety to read as follows:

                  A Participant who has not terminated employment may request a distribution from his Deferral Contribution Account or his Rollover Account in the event of his


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         hardship; provided, however, that a Participant who was a participant in the Denton Publishing Company Retirement Plan on December 31, 1999, may request such a distribution only with respect to his Deferral Contributions made after December 31, 1999, or his Rollover Account.

         13. The third sentence of Section 6.3(a) of the Plan is amended in its entirety to read as follows:

         For Plan Years beginning on or after January 1, 1996, pursuant to
         Section 3.1(b), a Participant's Deferral Contributions will automatically be suspended for a 12-month period (six month period, effective January 1, 2002) after the date on which such Participant receives a distribution on account of hardship.

         14. Section 6.8(b) of the Plan ("Eligible Rollover Distribution") is amended by the addition of the following sentences at the end thereof:

         Notwithstanding the foregoing, a portion of a distribution will not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code sections 408(a) or (b), or to a qualified defined contribution plan described in Code sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

         15. Section 6.8(c) of the Plan ("Eligible Retirement Plan") is amended by deleting the second sentence thereof, and is further amended by adding the following sentence at the end thereof:

         Effective for distributions made after December 31, 2001, an Eligible Retirement Plan includes an annuity contract described in Code section 403(b) and an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from the Plan. The definition of Eligible Retirement Plan also applies in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p).

         16. Section 10.2(f) of the Plan is amended in its entirety to read as follows:

                  "Defined Benefit Dollar Limitation" means for any Plan Year, $160,000, as adjusted, effective January 1 of each year, under Code section 415(d) in such manner as the Secretary of the Treasury prescribes.

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         17. The first sentence of Section 10.2(i) of the Plan is amended in its entirety to read as follows:

                  "Defined Contribution Dollar Limitation" means, for any Limitation Year, $40,000, as adjusted for increases in the cost-of-living under Code section 415(d).

         18. Section 10.2(n) of the Plan ("Includable Compensation") is amended by adding a new third sentence, effective as of January 1, 2001, to read as follows:

         Effective for Plan Years beginning after December 31, 2000, Compensation includes any elective amounts that are not includible in the gross income of the Employee by reason of Code section 132(f)(4).

         19. The first sentence of the second paragraph of Section 10.2(n) of the Plan is amended in its entirety to read as follows:

                  The annual Includable Compensation of an Employee taken into account for any purpose for any Plan Year will not exceed $200,000 for any Plan Year ending before January 1, 1994, as adjusted in regulations prescribed by the Secretary of the Treasury, and will not exceed $150,000 for any Plan Year beginning after December 31, 1993, and ending before January 1, 2002, as adjusted in regulations prescribed by the Secretary of the Treasury.

         20. The second paragraph of section 10.2(n) of the Plan is further amended by adding a new second sentence thereto, to read as follows:

         The annual Includable Compensation of an Employee taken into account for any purpose will not exceed $200,000 for any Plan Year beginning after December 31, 2001, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17).

         21. The third sentence of the second paragraph of Section 10.2(n) of the Plan is amended in its entirety, effective as of January 1, 1997, to read as follows:

         For Plan Years beginning before January 1, 1997, for purposes of applying the foregoing limitations, if an Employee is a Highly Compensated Employee who is either (i) a 5% owner, determined in accordance with Code Section 414(q) and the Treasury Regulations thereunder or (ii) one of the 10 most highly compensated employees ranked on the basis of Compensation paid by the Controlled Group during the year, such Highly Compensated Employee and the members of his family (as hereafter defined) will be treated as a single employee and the Compensation of each member of the family will be aggregated with the Compensation of the Highly Compensated Employee.

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         22. Section 10.2(q) of the Plan is amended in its entirety to read as follows:

                  "Maximum Annual Addition" means with respect to a Participant for any Limitation Year an amount equal to the lesser of (i) the Defined Contribution Dollar Limitation or (ii) 100% of the Participant's Includable Compensation.

         23. Section 10.2(u) of the Plan ("Compensation") is amended by adding a new third sentence, effective as of January 1, 2001, to read as follows:

         Effective for Plan Years beginning after December 31, 2000, Compensation includes elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4).

         24. The fourth sentence of Section 10.2(u) of the Plan is amended in its entirety to read as follows:

         The annual Compensation of an Employee taken into account for any purpose will not exceed $200,000 for any Plan Year ending before January 1, 1994, as adjusted in regulations prescribed by the Secretary of the Treasury, and will not exceed $150,000 for any Plan Year beginning after December 31, 1993, and ending before January 1, 2002, as adjusted in regulations prescribed by the Secretary of the Treasury.

         25. Section 10.2(u) of the Plan is further amended by adding a new fifth sentence, to read as follows:

         The annual Compensation of an Employee taken into account for any purpose will not exceed $200,000 for any Plan Year beginning after December 31, 2001, as adjusted for cost-of-living increases in accordance with Code section 401(a)(17).

         26. The sixth sentence of Section 10.2(u) of the Plan is amended in its entirety to read as follows:

         For Plan Years beginning before January 1, 1997, for purposes of applying the foregoing limitations, if an Employee is a Highly Compensated Employee who is either (i) a 5% owner, determined in accordance with Code Section 414(q) and the Treasury Regulations thereunder or (ii) one of the 10 most highly compensated employees ranked on the basis of Compensation paid by the Controlled Group during the year, such Highly Compensated Employee and the members of his family (as hereafter defined) will be treated as a single employee and the Compensation of each member of the family will be aggregated with the Compensation of the Highly Compensated Employee.

         27. Section 10.6(a) of the Plan ("Average Deferral Percentage Test") is amended by deleting the third paragraph thereof.

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         28. Section 10.7(a) of the Plan ("Average Contribution Percentage
Test") is amended by deleting the third paragraph thereof.

         29. Section 11.2(a) of the Plan is amended in its entirety to read as follows:

                  Distributions Prior to a Severance From Employment. Except for distributions permitted under Article 6 with respect to Participants who attain age 59 1/2 or suffer a hardship, a Participant's interest in the Plan will not be distributed before the Participant's severance from employment with a Controlled Group Member, disability or death, unless the Plan is terminated without the establishment or maintenance by the Participating Employers of another defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7)).

         30. Section 12.2(h) of the Plan is amended by adding a new second sentence, to read as follows:

         For purposes of determining if the Plan is a Top-Heavy Plan for any Plan Year beginning after December 31, 2001, "Key Employee" means any Employee or former Employee (and the Beneficiary of a deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of a Controlled Group Member having Includable Compensation greater than $130,000 (as adjusted under Code section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of a Controlled Group Member, or a 1-percent owner of a Controlled Group Member having Includable Compensation of more than $150,000.

         31. Section 12.2(n) of the Plan is amended by adding the following sentences immediately following the first sentence thereof:

         For purposes of determining if the Plan is a Top-Heavy Plan for any Plan Year beginning after December 31, 2001, "one-year period" will be substituted for "five-year period" in the preceding sentence, except with respect to distributions made for a reason other than separation from service, death or disability. The preceding will also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code section 416(g)(2)(A)(i).

         32. Section 12.2(n) of the Plan is further amended by adding a new sentence at the end thereof, to read as follows:

         For purposes of determining if the Plan is a Top-Heavy Plan for any Plan Year beginning after December 31, 2001, the account balances and accrued benefits of any individual who has not performed services for a Controlled Group Member during the one-year period ending on the Determination Date will not be taken into account.

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         33. The fourth sentence of Section 12.3(a) of the Plan ("Calculation of
Minimum Allocation") is amended in its entirety to read as follows:

         Matching Contributions will be treated as Participating Employer contributions for such Plan Year for purposes of the Minimum Allocation.

         Executed at Dallas, Texas, as of November 29, 2001.

                                                     BELO CORP.



                                                     By /s/ Marian Spitzberg
                                                       -------------------------
                                                       Marian Spitzberg
                                                       Senior Vice President,
                                                       Human Resources


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